SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                November 7, 2008

                           AIR INDUSTRIES GROUP, INC.
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)

               Delaware             000-29245           20-4458244
               State of            Commission          IRS Employer
             Incorporation         File Number          I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related
          Audit Report or Completed Interim Review.

As previously reported in its Current Report on Form 8-K filed on November 10, 2008 (the "Original Form 8-K"), in response to a comment letter dated August 29, 2008 from the staff of the Division of Corporation Finance, Securities and Exchange Commission, Air Industries Group, Inc. (the "Company") has filed an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the "2007 Form 10-K") to restate the financial statements included therein to make certain adjustments relating to the beneficial conversion feature attending the issuance of its Series B Convertible Preferred Stock (the "Series B Preferred Stock") in April and May of 2007. Although in the Original Form 8-K the Company stated that it planned to file amendments to its Quarterly Reports on Form 10-QSB or Form 10-Q for the periods ended June 30, 2007, September 30, 2007, March 31, 2008 and June 30, 2008, as well as for its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, to change the way in which it accounted for the Series B Preferred Stock, it has determined that the filing of amendments to the quarterly reports referred to above is not necessary since the adjustments resulting from the beneficial conversion feature of the Series B Preferred Stock are reflected in Note 19 (Restatement and Adjusted Unaudited Quarterly Data) to the consolidated financial statements included in the 2007 Form 10-K and Note 17 (Restatement of 2007 Financial Statements) to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on October 16, 2009.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 16, 2009

                                       AIR INDUSTRIES GROUP, INC.


                                       By: /s/ Peter Rettaliata
                                           -------------------------------------
                                           Peter Rettaliata
                                           President and Chief Executive Officer